UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 14, 2021

Century Aluminum Company
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34474	13-3070826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One South Wacker Drive
Suite 1000
Chicago
Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)
(312)	696-3101
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.01 par value per share	CENX	Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b– 2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 14, 2021, Century Aluminum Company (the “Company”) completed its previously announced offering of $250.0 million aggregate principal amount of 7.5% Senior Secured Notes due 2028 (the “Notes”). The Notes were issued pursuant to an indenture, dated as of April 14, 2021 (the “Indenture”), by and among the Company, the guarantor subsidiaries of the Company named therein (the “Guarantors”) and Wilmington Trust, National Association, as trustee and noteholder collateral agent (“Wilmington”). The Notes were offered and sold in an underwritten transaction in the United States to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act, and to certain institutional accredited investors in exempt transactions under the Securities Act.

Interest on the Notes will accrue at a rate of 7.5% per year, payable semiannually in arrears on each April 1 and October 1, beginning October 1, 2021. The Company will make each interest payment to the holders of record of the Notes on the immediately preceding March 15 or September 15. The Notes will mature on April 1, 2028 unless earlier redeemed or repurchased.

The Notes are guaranteed by all of the Company’s domestic restricted subsidiaries (subject to certain exceptions) and its obligations under the Notes are secured (subject to certain exceptions and permitted liens) by liens on substantially all of the Company’s and the Guarantors’ assets (other than accounts receivable, deposit accounts and controlled investment accounts, inventory, and certain related assets and any proceeds of the foregoing, which secure the Company’s indebtedness under its credit agreement (the “ABL Collateral”) and certain other excluded property). The Notes rank equally in right of payment with all of the Company’s existing and future senior indebtedness, effectively senior to all of the Company’s unsecured indebtedness to the extent of the value of the collateral and senior to all of the Company’s existing and future subordinated indebtedness. The Notes rank effectively junior to any obligations that are secured by liens on the collateral ranking senior to the liens securing the Notes to the extent of the value of the assets securing such liens or that are secured by assets that are not part of the collateral, including the Company’s obligations under its credit agreement to the extent of the value of the ABL Collateral, which is not pledged to secure the Notes and the related guarantees.

The Company and the other subsidiary grantors named therein entered into (i) a Second Lien Pledge and Security Agreement, dated as of April 14, 2021, with Wilmington, as collateral agent for the Notes (the “Security Agreement”), and (ii) a Collateral Agency Agreement, dated as of April 14, 2021 with Wilmington, as trustee and collateral agent for the Notes (the “Collateral Agreement”). The Security Agreement and the Collateral Agreement contain the terms and conditions of the security interest granted in connection with the Notes and the related guarantees.

The Company may redeem any of the Notes, in whole or in part, before April 1, 2024 at a redemption price equal to 100% of the principal amount being redeemed plus a make-whole premium as calculated under the Indenture.

In addition, before April 1, 2024, the Company may (i) redeem up to 35% of the aggregate principal amount of Notes originally issued (calculated after giving effect to any additional Notes) with the proceeds of certain equity offerings at 107.5% of their principal amount plus accrued and unpaid interest thereon to the redemption date; and (ii) redeem up to 10% of the aggregate principal amount of Notes during any twelve month period at a redemption price equal to 103% of the principal amount thereof, provided that the aggregate principal amount of Notes to be redeemed does not exceed $25.0 million plus, to the extent the Company has issued any additional Notes, the lesser of (a) the aggregate principal amount of such additional Notes and (ii) $50.0 million.

At any time on or after April 1, 2024, the Company may redeem the Notes, in whole or in part, at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest to, but not including, the redemption date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

Year	Percentage
2024	103.750%
2025	101.875%
2026 and thereafter	100.000%

If the Company sells certain assets and does not apply the proceeds as required under the Indenture or experiences specific kinds of changes of control, the Company must in certain circumstances offer to repurchase the Notes from holders at the prices set forth in the Indenture.

The Indenture contains covenants that, among other things, limit the Company’s ability and the ability of any of the Guarantors to (i) borrow money, (ii) pay dividends, redeem or repurchase its capital stock, (iii) make investments, (iv) sell assets, (v) create restrictions on the payment of dividends or other amounts to the Company from the Guarantors, (vi) enter into transactions with affiliates, (vii) enter into sale and lease back transactions, (viii) create liens and (ix) consolidate, merge or sell all or substantially all of its assets. These covenants are subject to a number of exceptions, limitations and qualifications set forth in the Indenture.

Upon the occurrence of the events of default set forth in the Indenture, Wilmington or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare all the Notes to be due and payable immediately. Upon the occurrence of certain bankruptcy or insolvency events affecting the Company or certain of its subsidiaries, all outstanding Notes will become due and payable immediately without further action or notice on the part of Wilmington or any holder of the Notes.
The foregoing summary of the Indenture, the Security Agreement and the Collateral Agreement does not purport to be complete and is qualified in its entirety by the terms of the Indenture, the Security Agreement and the Collateral Agreement, copies of which are attached hereto as Exhibits 4.1, 10.1 and 10.2, respectively, and incorporated by reference herein.

Item 1.02. Termination of a Material Agreement.

As previously announced, as of 5:00 p.m., New York City time, on April 9, 2021 (the “Tender Expiration Date”), the Company had received tenders for an aggregate principal amount of $195,910,000 of its 12.0% Senior Secured Notes due 2025 (the “12.0% Notes”) pursuant to its previously announced cash tender offer (the “Tender Offer”) for any and all of the aggregate $250,000,000 outstanding principal amount of 12.0% Notes, which commenced on April 5, 2021.

On April 14, 2021, the Company accepted for purchase and purchased $195,910,000 in aggregate principal amount of 12.0% Notes, which represented the total aggregate principal amount validly tendered and not withdrawn in the Tender Offer, and applied a portion of the net proceeds from the offering of the Notes toward payment of the total consideration amount to holders whose 12.0% Notes were accepted and purchased in the Tender Offer.

On April 14, 2021, the Company notified the holders of outstanding 12.0% Notes that were not purchased in the Tender Offer (the “Remaining 12.0% Notes”) that the Company had elected to redeem all such Remaining 12.0% Notes on May 14, 2021 in accordance with the indenture governing the 12.0% Notes. On April 14, 2021, the Company irrevocably deposited with Wilmington, as trustee under the indenture governing the 12.0% Notes, an amount sufficient to fund the full redemption of the Remaining 12.0% Notes on May 14, 2021. As a result, the Company’s and the guarantors’ obligations under the indenture governing the 12.0% Notes have been discharged.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein in its entirety.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
4.1	Indenture, dated as of April 14, 2021, between Century Aluminum Company, the Guarantors (as defined therein) and Wilmington Trust, National Association, as trustee and noteholder collateral agent.
4.2	Form of 7.5% Senior Secured Notes due 2028 (included as Exhibit A to the Indenture filed as Exhibit 4.1).
10.1
Second Lien Pledge and Security AgreemSecond Lien Pledge and Security Agreement, dated as of April 14, 2021 by and among Century Aluminum Company, the other Grantors (as defined therein) and Wilmington Trust, National Association, as collateral agent.

10.2
Collateral Agency Agreement, dated as of April 14, 2021, by and among Century Aluminum Company, the other Grantors (as defined therein) and Wilmington Trust, National Association, as trustee and collateral agent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY ALUMINUM COMPANY
Date:	April 15, 2021	By:	/s/ Jesse E. Gary
			Name:	Jesse E. Gary
			Title:	Executive Vice President, Chief Operating Officer, General Counsel and Secretary